UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) June 19, 2006
BioScrip, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-28740 (Commission File Number)	05-0489664 (IRS Employer Identification No.)

100 Clearbrook Road, Elmsford, New York (Address of Principal Executive Offices)	10523 (Zip Code)
Registrant’s telephone number, including area code (914) 460-1600

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry Into a Material Definitive Agreement.
     On June 21, 2006, BioScrip, Inc. (“BioScrip”) entered into a letter agreement with Stanley Rosenbaum, BioScrip’s newly appointed Executive Vice President, Chief Financial Officer and Treasurer (see Item 5.02 below) providing Mr. Rosenbaum with severance payment protection in the event he is terminated other than for “Cause” (as defined in the agreement) or he terminates his employment for “Good Reason” (as defined in the agreement). If at any time Mr. Rosenbaum is terminated other than for Cause or if he terminates his employment with the Company (or any successor) for “Good Reason,” (i) he is entitled to receive severance payments equal to eighteen (18) months of salary at his then current salary level, payable in accordance with the BioScrip’s then applicable payroll practices and subject to all applicable federal, state and local withholding, and (ii) all outstanding securities contemplated to be issued under the terms of BioScrip’s 2001 Incentive Stock Plan granted to him and held by him at the time of termination shall vest and become immediately exercisable and shall otherwise be exercisable in accordance with their terms and conditions. If Mr. Rosenbaum’s employment with BioScrip is terminated for any reason whatsoever, whether by BioScrip or him, BioScrip would not be liable for, or obligated to pay him, any stock or cash bonus compensation, incentive or otherwise, or any other compensation contemplated by the letter agreement not already paid or not already accrued as of the date of such termination, and no other benefits shall accrue or vest subsequent to such date.
     The foregoing summary is qualified in its entirety by reference to the complete text of the Letter Agreement, a copy of which is filed with this report as Exhibit 10.1.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     On June 19, 2006 the Board of Directors of BioScrip appointed Stanley Rosenbaum as Executive Vice President, Chief Financial Officer and Treasurer.
     Prior to joining BioScrip, Mr. Rosenbaum, age 59, was a financial consultant to Kerr Group, Inc., since 2003. The Kerr Group, Inc. is a privately help plastics manufacturer. From 2000 to 2003 Mr. Rosenbaum was the Vice President and Chief Financial Officer of Petropac Solutions, Inc., a service and construction company servicing the petroleum industry. Mr. Rosenbaum had direct responsibility for all financial, human resource and information technology functions at Petropac. Since 1998, Mr. Rosenbaum has also served as a director and treasurer of Keep America Beautiful, Inc. on a pro-bono basis. Keep America Beautiful is a nonprofit public education organization dedicated to engaging individuals to take greater responsibility for improving their local community environments. Mr. Rosenbaum also previously served as a Group Vice President of Operations and Vice President CFO — Consumer Publishing for Simon & Schuster, Inc., an international publishing concern and as Vice President / Controller of U.S. Operations for Rhone-Poulenc/ Revlon Healthcare Group.
     There is no family relationship between Mr. Rosenbaum and any director or executive officer of BioScrip.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits. The following information is furnished as an exhibit to this Current Report:

Exhibit No.	Description of Exhibit

10.1	Letter Agreement, dated June 21, 2006, between BioScrip, Inc. and Stanley Rosenbaum.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: June 22, 2005	BIOSCRIP, INC.
	By:	/s/ Barry A. Posner
Barry A. Posner,
Executive Vice President, Secretary and General Counsel

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